Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Community Bankshares, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2002 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Alton Wingate, President and Chief Executive Officer of the Company, and I, Harry L. Stephens, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ J. Alton Wingate J. Alton Wingate President and Chief Executive Officer
By: /s/ Harry L. Stevens Harry L. Stephens Chief Financial Officer Date: March 28, 2003